                                  JU1NUM, INC.
                              1590 CORPORATE DRIVE
                          COSTA MESA, CALIFORNIA 92626

                                April _____, 2001





Mr. Randall W. Heinrich
1000 Louisiana, Suite 6905
Houston, Texas 77002

Dear Mr. Heinrich:

         In connection with the proposed issuance by Junum, Inc. ("the Company"), pursuant to a Registration Statement on Form S-8, SEC File No. 333-49358 (the "Registration Statement"), under the Securities Act of 1933, to the persons listed on Exhibit A hereto (the "Recipients") of the numbers of shares of the Company's common stock, par value $.01 per share ("Common Stock"), set forth opposite the Recipients' respective names on Exhibit A hereto, I, on behalf of the Company, certify to you as follows:

         1. The resolutions adopting the Eurbid.com, Inc. Year 2001 Consultant Compensation Plan (the "Plan") have not been amended, modified or rescinded but remain in full force and effect;

         2. The Shares are identified as comprising a portion of the common stock registered pursuant to the Registration Statement, and the registration Statement has not been withdrawn and (to the best of my knowledge) has not had issued any stop order suspending its effectiveness; and

         3. There is available for issuance pursuant to the Plan and the Registration Statement 200,000 Shares.

         4. The Shares are being issued as payment for bona fide consulting services previously rendered by Recipients to the Company and (in some cases) some additional such services to be rendered in the future, none of which were in connection with a capital raising or market creation or maintenance transaction. In the cases in which additional consulting services are to be rendered in the future, part of such services have been rendered to the Company equalling or exceeding the aggregate par value of the Shares to be issued to the related Recipient, and the related Recipient has entered into a binding obligation to provide in the future the remainder of the services for which the Shares are being awarded, and the Committee has determined that the value of the services rendered and to be rendered will equal or exceed the value of the Shares.

         5. Between the time that the control of the Company changed near the end of 2000 and through the present, the Company has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934; provided, however, that nothing contained herein shall be deemed to be any certification with regard to any information statement that may have been required in connection with any reverse stock split involving the Company's common stock.

    Please do not hesitate to contact me if you need additional information.

                                    Very truly yours,



                                    /S/ CRAIG HEWITT
                                    ---------------------------------
                                    Name: Craig Hewitt
                                          ---------------------------
                                    Title: CFO / Secretary
                                          ---------------------------

                                   EXHIBIT A

                                                              NUMBER OF
NAME OF RECIPIENT                                       SHARES TO BE ISSUED
-----------------                                       -------------------

Paul J. Montle                                               93,120

Kent E. Lovelace, Jr.                                        47,360

Denis Costa                                                  40,000

Roger Cope                                                   19,520

                                   JUNUM, INC.
                              1590 CORPORATE DRIVE
                          COSTA MESA, CALIFORNIA 92626

                                   May 9, 2001


Mr. Randall W. Heinrich
1000 Louisiana, Suite 6905
Houston, Texas 77002

Dear Mr. Heinrich:

         In connection with the proposed issuance by Junum, Inc. ("the Company"), pursuant to a Registration Statement on Form S-8, SEC File No. 333-49358 (the "Registration Statement"), under the Securities Act of 1933, to the persons listed on Exhibit A hereto (the "Recipients") of the numbers of shares of the Company's common stock, par value $.01 per share ("Common Stock"), set forth opposite the Recipients' respective names on Exhibit A hereto, I, on behalf of the Company, certify to you as follows:

         1. The resolutions adopting the Eurbid.com, Inc. Year 2001 Consultant Compensation Plan (the "Plan") have not been amended, modified or rescinded but remain in full force and effect;

         2. The Shares are identified as comprising a portion of the common stock registered pursuant to the Registration Statement, and the registration Statement has not been withdrawn and (to the best of my knowledge) has not had issued any stop order suspending its effectiveness; and

         3. There is available for issuance pursuant to the Plan and the Registration Statement 200,000 Shares.

         4. The Shares are being issued as payment for bona fide consulting services previously rendered by Recipients to the Company and (in some cases) some additional such services to be rendered in the future, none of which were in connection with a capital raising or market creation or maintenance transaction. In the cases in which additional consulting services are to be rendered in the future, part of such services have been rendered to the Company equalling or exceeding the aggregate par value of the Shares to be issued to the related Recipient, and the related Recipient has entered into a binding obligation to provide in the future the remainder of the services for which the Shares are being awarded, and the Committee has determined that the value of the services rendered and to be rendered will equal or exceed the value of the Shares.

         5. Between the time that the control of the Company changed near the end of 2000 and through the present, the Company has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934; provided, however, that nothing contained herein shall be deemed to be any certification with regard to any information statement that may have been required in connection with any reverse stock split involving the Company's common stock.

    Please do not hesitate to contact me if you need additional information.

                                             Very truly yours,


                                             /S/ DAVID B. COULTER
                                             -----------------------------
                                             Name: David B. Coulter
                                                   -----------------------
                                             Title: C.E.O.
                                                    ----------------------

                                   EXHIBIT A

                                                          NUMBER OF
NAME OF RECIPIENT                                         SHARES TO HE ISSUED
-----------------                                         -------------------

Paul J. Montle                                                  93,120

Kent B. Lovelace, Jr.                                           47,360

Denis Costa                                                     40,000

Roger Cope                                                      19,520